UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 29, 2010

XODTEC LED, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-148005	20-8009362
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2F, No. 139, Jian 1st Rd.
Jhonghe City. Taipei County 235
Taiwan, Republic of China

(Address of Principal Executive Offices)

(886) 02-2228-6276

(Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02.	Unregistered Sales of Equity Securities.

Between March 29 and April 28, 2010, the Company issued an aggregate of 1,134,823 shares of common stock at $.71 per share to four investors pursuant to purchase agreements in the form attached as Exhibit 99.1, for an aggregate sales price of $805,724.33. The issuance of these securities was exempt from registration under Regulation S of the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”).  The investors are not “U.S. persons” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, such investors were acquiring the common stock for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and each investor understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01  Financial Statements and Exhibits.

Exhibits
99.1	Form of Regulation S Stock Purchase Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2010	Xodtec LED, Inc.

By:	/s/ Yao-Ting Su
Yao-Ting Su
Chief Executive Officer

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